                                EXHIBIT 10.15B

First
Security
Bank                              MODIFICATION AGREEMENT

Principal   Loan Date  Maturity    Loan No. Call  Collateral  Account  Officer Initials
$4,000,000             04-10-2001   9001                      0032687   45917

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: New Mexico Utilities, Inc.      Lender: First Security Bank of New Mexico, N.A.
          4700 Irving Blvd., Suite 201            Corporate Banking
          Albuquerque, NM  87114                  40 First Plaza Center NW
                                                  Albuquerque, NM  87102

First Security Bank of New Mexico, N.A. ("Lender") has extended the credit (the "Loan") to New Mexico Utilities, Inc. (individually and collectively "Borrower") pursuant to a promissory note dated December 10, 1997 (the "Note") in the stated principal amount of $4,000,000.00. The Loan is unsecured.

The Note and any loan agreements, guaranties, subordinations, Collateral Documents and other instruments and documents executed in connection therewith, together with any previous modifications to any of these instruments or documents shall be referred to as the "Loan Documents".

Borrower has requested certain modifications to the Loan Documents and Lender is willing to grant such modifications on the following terms and conditions:

      1. Provided that all conditions stated herein are satisfied, the terms of the Loan Documents are hereby modified as follows:

          Modifications to the Terms of the Note
          --------------------------------------
          The maturity date of the Note is extended to April 10, 2001,

          The interest rate under the Note is modified effective April 10, 2000. The interest rate on this Agreement is subject to change from time to time based on changes in an index which is the British Bankers Association quoted through Telerate System (the "Index"). The Index is that interest rate determined by Lender as the rate quoted by the British Bankers Association through the Dow Jones Telerate System Report (or such other similar source as may be selected by Lender) as the London Interbank Offered Rate (LIBOR) for deposits of United States dollars for one month maturity. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 6.132% per annum. The interest rate to be applied to the unpaid principal balance of this agreement will be at 1.250 percentage points over the Index, resulting in an initial rate of 7.382% per annum.
          NOTICE: Under no circumstances will the interest rate on this Agreement be more than the maximum rate allowed by applicable law.

          This Agreement does not constitute a repayment or extinguishments of the Note, but only a modification thereof.

      2. As preconditions to the terms of this Agreement, Borrower shall complete or provide the following

          Borrower shall pay or shall have paid all reasonable fees, costs, and expenses, of whatever kind or nature, incurred by Lender in connection with this Agreement, including but not limited to attorney's fees, lien search fees, title reports and pollicies, and recording and filing fees.

      3. It is the intention and agreement of Borrower and Lender that: (I) all collateral security in which Lender has acquired a security interest or other lien pursuant to the Loan Documents shall continue to serve as collateral security for payment and performance of all the obligations of the Borrower under the Loan Documents, and (iii) all agreements, representations, warranties and covenants contained in the Loan Documents are hereby reaffirmed in full by borrower except as specifically modified by this Agreement

      4. Borrower hereby acknowledges that: (I) the Loan Documents are in full force and effect, as modified by this Agreement, and (ii) by entering into this Agreement, Lender does not waive any existing default or any default hereafter occurring or become obligated to waive any condition or obligation under the Loan Documents.

      5. Borrower hereby acknowledges that Borrower has no claim, demand, lawsuit, cause of action, claim for relief, remedy, or defense against enforcement of the Loan Documents that could be asserted against Lender, its affiliates, directors, officers, employees, or representations, commitments, statements or warranties, including without limitation any such conduct arising out of or in any way connected with the Loan Documents. Notwithstanding the foregoing, Borrower hereby waives, releases and relinquishes any and all claims, demands, lawsuits, causes of action, claims for relief, remedies or defenses against enforcement of the Loan Documents that could be asserted against Lender, its affiliates, directors, officers, employees or agents, whether known or unknown.

      6. In addition to this Agreement, the Loan Documents, and any additional documents that this Agreement requires, this finance transaction may include other written closing documentation such as resolutions, waivers, certificates, financing statements, filings, statements closing or escrow instructions, loan purpose statements, and other documents that Lender may customarily use in such transactions. Such documents are incorporated herein by this reference. All the documents to which this paragraph makes reference express, embody and supercede any previous understandings, agreements, or promises (whether oral or written) with respect to this finance transaction, and represent the final expression of the agreement between Lender and Borrower, the terms and conditions of which cannot hereafter by contradicted by any oral understanding (if any) not reduced to writing and identified above.

     WRITTEN AGREEMENTS. Borrower acknowledges that Borrower is aware of the provisions of Section 58-6-5 NMSA 1978 Comp, which requires a contact, promise or commitment to loan money or to grant, extend, or renew credit or any modification thereof, in an amount greater that twenty-five thousand dollars ($25,000), not primarily for personal, family or household purposes, to be in wiring and signed by the party to be charged or that party's authorized representative.

     Effective as of April 10, 2000.

     LENDER:

     First Security Bank of New Mexico, N.A.

     By: /s/ J. CHESLEY STEEL
       ----------------------
       Authorized Officer

     BORROWERS:

     New Mexico Utilities, Inc.

     By: /s/ ROBERT L. SWARTWOUT           By:  /s/ WILLIAM C. JASURA
     ---------------------------           -----------------------------------
        Robert L. Swartwout, President          William C. Jasura, Secretary

            AFFIRMATION OF GUARANTORS, GRANTORS, AND SUBORDINATORS

     Each of the following Guarantors, Grantors, Subordinators, and other parties to the Loan Documents hereby acknowledges and consents to the foregoing Modification Agreement and affirms and restates each of their respective liabilities, obligations, and agreements set forth in the Loan Documents. In addition, the following specifically agree to continuing their respective guaranties and subordinations as to any increase in the principal amount of the Loan and specifically agree that the Collateral Documents secure any increase in the principal amount of the Loan. Each of the following also hereby give the same assurances, representations, waivers, releases, and relinquishments given by Borrower in paragraph 5 of the Modification Agreement as if it were restated as part of this affirmation.

     GUARANTORS:

     Southwest Water Company

     By: /s/ PETER J. MOERBEEK
     -------------------------
        Peter J. Moerbeek, Vice President Finance/Chief Financial Officer

     By: /s/ STEPHEN J. MUZI
     -----------------------
        Stephen J. Muzi, Corporate Controller